UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

ALAUNOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 E. Las Olas Blvd., Suite 300

Fort Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Background

As previously disclosed, on April 9, 2026, Alaunos Therapeutics, Inc. (the “Company”) received a written notice (the “Deficiency Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). The Deficiency Letter stated that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 reported stockholders’ equity of $2,153,000 and that, as of the date of the Deficiency Letter, the Company did not meet either of the alternative continued listing standards of a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years.

As also previously disclosed, the Company timely submitted a plan to regain compliance with the Stockholders’ Equity Requirement and, on October 5, 2026, received a written notice from the Staff informing the Company that its securities were subject to delisting from Nasdaq due to its continued non-compliance with the Stockholders’ Equity Requirement unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing before the Panel, which stayed any suspension or delisting action pending the hearing. The hearing is currently scheduled for November 10, 2026.

Completion of the Merger and the Financing

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2026 (the “Prior 8-K”), on October 13, 2026, the Company completed its acquisition of Velaris Therapeutics, Inc. (“Velaris”) (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of October 13, 2026, and entered into a Securities Purchase Agreement, dated as of October 13, 2026, with certain investors for the private placement (the “Financing”) of (i) 687,789 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $1.4357 per share and (ii) 243,063 shares of the Company’s Series C Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,435.70 per share. On October 14, 2026, the Company completed the Financing and received aggregate gross proceeds of approximately $350.0 million, before deducting placement agent fees and other offering expenses.

As described in the Prior 8-K, the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock (the “Series C Certificate of Designation”) provides that, if the Company’s stockholders have not approved the conversion of the Series C Preferred Stock and the related increase in the number of authorized shares of Common Stock, then beginning six months following the initial issuance of the Series C Preferred Stock, a holder may require the Company to settle a conversion in cash in an amount equal to the fair value of the shares of Common Stock that would otherwise have been issuable upon such conversion (the “Cash Settlement Right”).

In connection with the closing of the Financing, Fairmount Healthcare Fund II, L.P. (“Fairmount Fund II”), an investment fund affiliated with Fairmount Funds Management LLC (“Fairmount”), which led the Financing, delivered to the Company a Limited Waiver of Cash Settlement Right, dated as of October 14, 2026 (the “Waiver”). Pursuant to the Waiver, Fairmount Fund II irrevocably waived the Cash Settlement Right with respect to 6,268 shares of Series C Preferred Stock held by it (the “Waived Shares”), representing an aggregate value of approximately $9.0 million, such that, prior to the termination of the Waiver, the Company’s obligation upon conversion of the Waived Shares is to deliver shares of Common Stock when and to the extent permitted under the Series C Certificate of Designation, and the Company has no obligation to make any cash payment in lieu of such shares. The Waiver terminates automatically on the later of the date on which the Company’s stockholders approve the conversion of the Series C Preferred Stock and the date on which the increase in the number of authorized shares of Common Stock becomes effective.

Pending stockholder approval of the conversion of the Company’s Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”) and the Series C Preferred Stock and the effectiveness of the related increase in the number of authorized shares of Common Stock, the Company expects to classify the shares of Series B Preferred Stock and Series C Preferred Stock issued in the Merger, and the shares of Series C Preferred Stock issued in the Financing other than the Waived Shares, outside of permanent stockholders’ equity, and to classify the Waived Shares and the shares of Common Stock issued in the Financing within permanent stockholders’ equity.

Regained Compliance with the Stockholders’ Equity Requirement

As a result of the completion of the Financing, including the effect of the Waiver, the Company believes that, as of the date of this Current Report on Form 8-K, it has regained compliance with the Stockholders’ Equity Requirement.

The Company has been informed that Nasdaq will continue to monitor its ongoing compliance with the Stockholders’ Equity Requirement and, if at the time of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2026 the Company does not evidence compliance, the Company may be subject to delisting. The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 will present the Company’s balance sheet as of September 30, 2026, which precedes the completion of the Merger and the Financing, and accordingly will not reflect the effect of those transactions on the Company’s stockholders’ equity.

The Company has provided a copy of this Current Report on Form 8-K to the Staff. The Company expects that, upon the Staff’s confirmation that the Company has regained compliance with the Stockholders’ Equity Requirement, the hearing before the Panel will be cancelled and the matter will be closed. There can be no assurance that Nasdaq will concur with the Company’s determination or as to the timing of any such confirmation.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s belief that it has regained compliance with the Stockholders’ Equity Requirement; the Company’s ability to maintain compliance with the Stockholders’ Equity Requirement and the other continued listing requirements of Nasdaq; the expected accounting classification of the Company’s securities; the hearing before the Panel; and the stockholder approvals contemplated by the Prior 8-K. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions. Such forward-looking statements are subject to a number of material risks and uncertainties, including, but not limited to: the risk that Nasdaq does not concur with the Company’s determination that it has regained compliance with the Stockholders’ Equity Requirement; the risk that the Company’s preliminary accounting conclusions may change, including with respect to the classification of the Series B Preferred Stock and the Series C Preferred Stock and the effect of the Waiver, upon completion of the Company’s financial statement close process or the review or audit of its independent registered public accounting firm; the effect of the Company’s operating losses and transaction costs on its stockholders’ equity; the Company’s ability to obtain the stockholder approvals contemplated by the Prior 8-K; and those risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its Quarterly Reports on Form 10-Q, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2026	ALAUNOS THERAPEUTICS, INC. By: /s/ Holger Weis_______ Name: Holger Weis Title: Chief Executive Officer